Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

IntriCon Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-33712) and Forms S-8 (No. 333-16377, 333-66433, 333-59694, 333-129104, 333-134256 and 333-145577) of IntriCon Corporation (formerly Selas Corporation of America) of our report dated March 7, 2008 which appears on page 32 of this annual report on Form 10-K for the year ended December 31, 2007.

/s/ Virchow Krause & Company, LLP

Minneapolis, Minnesota

March 10, 2008